Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Q1 FY19 GAAP EPS UP 13% TO $0.57 and NON-GAAP EPS UP 18% TO $0.71

Fusion Cloud ERP Customer Count Nearly 5,500, NetSuite Cloud ERP Customer Count Over 15,000

REDWOOD SHORES, Calif., September 17, 2018 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2019 Q1 results. Total Revenues were $9.2 billion, up 1% in U.S. dollars and up 2% in constant currency, compared to Q1 last year. Total Cloud Services and License Support plus Cloud License and On-Premise License revenues were up 2% to $7.5 billion. Cloud Services and License Support revenues were $6.6 billion, while Cloud License and On-Premise License revenues were $867 million. Without the strengthening of the U.S. dollar compared to foreign currencies, Oracle’s reported GAAP and non-GAAP Total Revenues would have been $66 million higher, and Earnings Per Share would have been 1 cent higher.

GAAP Operating Income was up 1% to $2.8 billion and GAAP Operating Margin was 30%. Non-GAAP Operating Income was up 1% to $3.8 billion and non-GAAP Operating Margin was 41%. GAAP Net Income was up 6% to $2.3 billion and non-GAAP Net Income was up 10% to $2.8 billion. GAAP Earnings Per Share was up 13% to $0.57 while non-GAAP Earnings Per Share was up 18% to $0.71.

Short-term deferred revenues were up 2% to $10.3 billion, compared to a year ago. Operating Cash Flow was up 5% to $15.5 billion during the trailing twelve months.

“We are off to an excellent start with Q1 non-GAAP earnings per share growing 19% in constant currency,” said Oracle CEO, Safra Catz. “That strong earnings per share growth rate increases my confidence that we will deliver on another fiscal year of double-digit non-GAAP earnings per share growth.”

“The vast majority of ERP applications running in the cloud are either Oracle Fusion or Oracle NetSuite systems,” said Oracle CEO, Mark Hurd. “In the first quarter, we increased our market share as customers continued to buy Oracle Fusion ERP to replace their existing SAP and Workday ERP systems.  The Oracle Fusion ERP customer count is now nearly 5,500, while the NetSuite ERP customer count is over 15,000.  Virtually every analyst ranks Oracle as the market leader in cloud ERP.”

“The Oracle Autonomous Database is now available on our second generation, highly-secure “Bare-Metal” cloud infrastructure,” said Oracle CTO, Larry Ellison. “Oracle’s Autonomous Database is faster, easier-to-use, more reliable, more secure and much lower cost than Amazon’s databases. And Oracle is the only database that can automatically patch itself while running to protect your data from data theft. These are just some of the reasons why Amazon uses the Oracle database to run its business.”

The Board of Directors increased the authorization for share repurchases by $12.0 billion. The Board of Directors also declared a quarterly cash dividend of $0.19 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on October 16, 2018, with a payment date of October 30, 2018.

Q1 Fiscal 2019 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q1 results and fiscal 2019 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 6387377.

About Oracle

Oracle offers a comprehensive and fully integrated stack of cloud applications and platform services. For more information about Oracle (NYSE: ORCL), visit www.oracle.com/investor or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the growth of our non-GAAP EPS are all "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our cloud strategy, including our Oracle Software as a Service, Platform as a Service, Infrastructure as a Service and Data as a Service offerings, may not be successful. (2) If we are unable to develop new or sufficiently differentiated products and services, integrate acquired products and services, or enhance and improve our existing products and support services in a timely manner, or price our products and services to meet market demand, customers may not purchase or subscribe to our software, hardware or cloud offerings or renew software support, hardware support or cloud subscriptions contracts. (3) Enterprise customers rely on our cloud, license and hardware offerings and related services to run their businesses and significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings and related services could expose us to product liability, performance and warranty claims, as well as cause significant harm to our brand and reputation, which could impact our future sales. (4) If the security measures for our products and services are compromised and as a result, our customers’ data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged and we may experience legal claims and reduced sales. (5) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. (6) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (7) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (8) We have a selective and active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. A detailed discussion of these factors and other risks that affect our business is contained in our U.S. Securities and Exchange Commission (SEC) filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of September 17, 2018. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended August 31,				% Increase	% Increase (Decrease)
	2018	% of Revenues	2017	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,609	72%	$6,407	71%	3%	4%
Cloud license and on-premise license	867	9%	894	10%	(3%)	0%
Hardware	904	10%	943	10%	(4%)	(3%)
Services	813	9%	860	9%	(5%)	(4%)
Total revenues	9,193	100%	9,104	100%	1%	2%
OPERATING EXPENSES
Cloud services and license support	913	10%	857	9%	7%	8%
Hardware	326	4%	372	4%	(12%)	(11%)
Services	714	8%	699	8%	2%	4%
Sales and marketing	2,039	22%	1,989	22%	3%	4%
Research and development	1,564	17%	1,572	17%	(1%)	0%
General and administrative	321	3%	319	4%	1%	2%
Amortization of intangible assets	434	5%	411	5%	6%	6%
Acquisition related and other	14	0%	12	0%	21%	23%
Restructuring	90	1%	124	1%	(28%)	(27%)
Total operating expenses	6,415	70%	6,355	70%	1%	2%
OPERATING INCOME	2,778	30%	2,749	30%	1%	3%
Interest expense	(529)	(5%)	(469)	(5%)	13%	13%
Non-operating income, net	291	3%	220	3%	33%	34%
INCOME BEFORE PROVISION FOR INCOME TAXES	2,540	28%	2,500	28%	2%	4%
Provision for income taxes	275	3%	356	4%	(23%)	(23%)
NET INCOME	$2,265	25%	$2,144	24%	6%	8%
EARNINGS PER SHARE:
Basic	$0.58		$0.52
Diluted	$0.57		$0.50
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,904		4,156
Diluted	3,999		4,284

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended August 31, 2018 compared with the corresponding prior year period decreased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 2 percentage points.

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended August 31,						% Increase (Decrease) in US$		% Increase (Decrease) in Constant Currency (2)
	2018 GAAP	Adj.	2018 Non-GAAP	2017 GAAP	Adj.	2017 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$9,193	$8	$9,201	$9,104	$25	$9,129	1%	1%	2%	2%
Cloud services and license support	6,609	8	6,617	6,407	25	6,432	3%	3%	4%	4%
TOTAL OPERATING EXPENSES	$6,415	$(974)	$5,441	$6,355	$(938)	$5,417	1%	0%	2%	2%
Sales and marketing (3)	2,039	(94)	1,945	1,989	(78)	1,911	3%	2%	4%	3%
Stock-based compensation (4)	342	(342)	—	313	(313)	—	9%	*	9%	*
Amortization of intangible assets (5)	434	(434)	—	411	(411)	—	6%	*	6%	*
Acquisition related and other	14	(14)	—	12	(12)	—	21%	*	23%	*
Restructuring	90	(90)	—	124	(124)	—	(28%)	*	(27%)	*
OPERATING INCOME	$2,778	$982	$3,760	$2,749	$963	$3,712	1%	1%	3%	3%
OPERATING MARGIN %	30%		41%	30%		41%	2 bp.	20 bp.	13 bp.	19 bp.
INCOME TAX EFFECTS (6)	$275	$398	$673	$356	$510	$866	(23%)	(22%)	(23%)	(21%)
NET INCOME	$2,265	$584	$2,849	$2,144	$453	$2,597	6%	10%	8%	12%
DILUTED EARNINGS PER SHARE	$0.57		$0.71	$0.50		$0.61	13%	18%	16%	19%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,999	—	3,999	4,284	—	4,284	(7%)	(7%)	(7%)	(7%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Three Months Ended August 31,
(in millions)	2018	2017
Stock-based compensation (4)	$(94)	$(89)
Acquired deferred sales commissions amortization	—	11
Total non-GAAP sales and marketing adjustments	$(94)	$(78)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended August 31, 2018			Three Months Ended August 31, 2017
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$24	$(24)	$—	$18	$(18)	$—
Hardware	3	(3)	—	3	(3)	—
Services	13	(13)	—	14	(14)	—
Research and development	257	(257)	—	234	(234)	—
General and administrative	45	(45)	—	44	(44)	—
Subtotal	342	(342)	—	313	(313)	—
Sales and marketing	94	(94)	—	89	(89)	—
Acquisition related and other	—	—	—	1	(1)	—
Total stock-based compensation	$436	$(436)	$—	$403	$(403)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of August 31, 2018 was as follows:

Remainder of fiscal 2019	$1,190
Fiscal 2020	1,419
Fiscal 2021	1,198
Fiscal 2022	982
Fiscal 2023	629
Fiscal 2024	388
Thereafter	489
Total intangible assets, net	$6,295

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 10.8% and 14.2% in the first quarter of fiscal 2019 and 2018, respectively, and an effective non-GAAP tax rate of 19.1% and 25.0% in the first quarter of fiscal 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2019 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and acquisition related items, including the tax effects of amortization of intangible assets.  The difference between our GAAP and non-GAAP tax rates in the first quarter of fiscal 2018 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	August 31, 2018	May 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$18,455	$21,620
Marketable securities	41,639	45,641
Trade receivables, net	3,729	5,136
Prepaid expenses and other current assets	3,186	3,762
Total Current Assets	67,009	76,159
Non-Current Assets:
Property, plant and equipment, net	5,918	5,897
Intangible assets, net	6,295	6,670
Goodwill, net	43,702	43,755
Deferred tax assets	1,433	1,395
Other non-current assets	4,001	3,975
Total Non-Current Assets	61,349	61,692
TOTAL ASSETS	$128,358	$137,851
LIABILITIES AND EQUITY
Current liabilities:
Notes payable and other borrowings, current	$3,743	$4,491
Accounts payable	527	529
Accrued compensation and related benefits	1,421	1,806
Deferred revenues	10,349	8,341
Other current liabilities	3,522	3,957
Total Current Liabilities	19,562	19,124
Non-Current Liabilities:
Notes payable and other borrowings, non-current	54,386	56,128
Income taxes payable	13,513	13,429
Other non-current liabilities	2,333	2,297
Total Non-Current Liabilities	70,232	71,854
Equity	38,564	46,873
TOTAL LIABILITIES AND EQUITY	$128,358	$137,851

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Three Months Ended August 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$2,265	$2,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	286	285
Amortization of intangible assets	434	411
Deferred income taxes	(112)	141
Stock-based compensation	436	403
Other, net	52	48
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in trade receivables, net	1,390	1,804
Decrease in prepaid expenses and other assets	309	246
Decrease in accounts payable and other liabilities	(561)	(770)
Increase in income taxes payable	10	32
Increase in deferred revenues	2,213	1,822
Net cash provided by operating activities	6,722	6,566
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(739)	(7,671)
Proceeds from maturities and sales of marketable securities and other investments	4,704	6,326
Acquisitions, net of cash acquired	(50)	—
Capital expenditures	(383)	(473)
Net cash provided by (used for) investing activities	3,532	(1,818)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(9,967)	(502)
Proceeds from issuances of common stock	291	1,014
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(379)	(331)
Payments of dividends to stockholders	(742)	(788)
Repayments of borrowings	(2,500)	(4,800)
Distributions to noncontrolling interests	(36)	(34)
Net cash used for financing activities	(13,333)	(5,441)
Effect of exchange rate changes on cash and cash equivalents	(86)	230
Net decrease in cash and cash equivalents	(3,165)	(463)
Cash and cash equivalents at beginning of period	21,620	21,784
Cash and cash equivalents at end of period	$18,455	$21,321

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2018				Fiscal 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$14,817	$14,581	$15,192	$15,386	$15,542

Capital Expenditures	(2,195)	(2,037)	(1,883)	(1,736)	(1,646)

Free Cash Flow	$12,622	$12,544	$13,309	$13,650	$13,896

% Growth over prior year	0%	(1%)	13%	13%	10%

GAAP Net Income	$9,745	$9,932	$3,643	$3,587	$3,708

Free Cash Flow as a % of Net Income	130%	126%	365%	381%	375%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2018					Fiscal 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,407	$6,461	$6,587	$6,768	$26,222	$6,609				$6,609
Cloud license and on-premise license	894	1,331	1,299	2,247	5,772	867				867
Hardware	943	941	994	1,116	3,994	904				904
Services	860	856	796	883	3,395	813				813
Total revenues	$9,104	$9,589	$9,676	$11,014	$39,383	$9,193				$9,193
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	11%	11%	11%	8%	10%	3%				3%
Cloud license and on-premise license	(13%)	(1%)	(9%)	(18%)	(12%)	(3%)				(3%)
Hardware	(5%)	(7%)	(3%)	0%	(4%)	(4%)				(4%)
Services	6%	1%	(2%)	(1%)	1%	(5%)				(5%)
Total revenues	6%	6%	5%	0%	4%	1%				1%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	10%	9%	7%	6%	8%	4%				4%
Cloud license and on-premise license	(14%)	(3%)	(13%)	(18%)	(13%)	0%				0%
Hardware	(6%)	(9%)	(7%)	(2%)	(6%)	(3%)				(3%)
Services	6%	0%	(6%)	(3%)	(1%)	(4%)				(4%)
Total revenues	5%	5%	1%	(1%)	2%	2%				2%
CLOUD AND LICENSE REVENUES BY ECOSYSTEM
Applications revenues	$2,616	$2,668	$2,717	$3,022	$11,023	$2,761				$2,761
Platform and infrastructure revenues	4,685	5,124	5,169	5,993	20,971	4,715				4,715
Total cloud and license revenues	$7,301	$7,792	$7,886	$9,015	$31,994	$7,476				$7,476
AS REPORTED REVENUE GROWTH RATES
Applications revenues	17%	15%	9%	5%	11%	6%				6%
Platform and infrastructure revenues	3%	6%	6%	(2%)	3%	1%				1%
Total cloud and license revenues	7%	9%	7%	1%	6%	2%				2%
CONSTANT CURRENCY GROWTH RATES (2)
Applications revenues	17%	13%	7%	4%	10%	7%				7%
Platform and infrastructure revenues	1%	4%	1%	(3%)	1%	2%				2%
Total cloud and license revenues	7%	7%	3%	(1%)	4%	4%				4%
GEOGRAPHIC REVENUES
Americas	$5,098	$5,281	$5,253	$6,016	$21,648	$5,161				$5,161
Europe/Middle East/Africa	2,535	2,796	2,881	3,197	11,409	2,576				2,576
Asia Pacific	1,471	1,512	1,542	1,801	6,326	1,456				1,456
Total revenues	$9,104	$9,589	$9,676	$11,014	$39,383	$9,193				$9,193

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018 and 2017 for the fiscal 2019 and fiscal 2018 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q1 FISCAL 2019 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. Tax Cuts and Jobs Act of 2017:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support  revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Deferred sales commissions amortization: Certain acquired companies capitalized sales commissions associated with subscription agreements and amortized these amounts over the related contractual terms.  Business combination accounting rules generally require us to eliminate these capitalized sales commissions balances as of the acquisition date and our post-combination GAAP sales and marketing expenses generally do not reflect the amortization of these deferred sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to include, and thus reflect, the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs and stock-based compensation expenses for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. Tax Cuts and Jobs Act of 2017:  The U.S. Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law on December 22, 2017. For the three months ended August 31, 2018, we recorded a benefit of $153 million related to adjustments in our estimates of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act. We have excluded the impacts of this benefit from our non-GAAP income taxes and net income measures for the three months ended August 31, 2018. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.